ASGM OFFSHORE FUND, LTD.

ASMF OFFSHORE FUND, LTD.

CAAF OFFSHORE FUND, LTD.

CAB OFFSHORE FUND, LTD.

CCSF OFFSHORE FUND, LTD.

CDARF1 OFFSHORE FUND, LTD.

CDARF2 OFFSHORE FUND, LTD.

CDARF3 OFFSHORE FUND, LTD.

CVPCSF OFFSHORE FUND, LTD.

CVPDAR1 OFFSHORE FUND, LTD.

CVPDAR2 OFFSHORE FUND, LTD.

CVPDAR3 OFFSHORE FUND, LTD.

VPMF OFFSHORE FUND, LTD.

(each a “Fund”)

POWER OF ATTORNEY

The undersigned does hereby constitute and appoint Michael G. Clarke, Joseph L. D’Alessandro, Paul B. Goucher, Ryan C. Larrenaga, Christopher O. Petersen, Scott R. Plummer and Megan E. Garcy, each individually, her true and lawful attorney-in-fact and agent (each an “Attorney-in-Fact”) with power of substitution or resubstitution, in any and all capacities, including without limitation in the undersigned’s capacity as a director of each Fund, in the furtherance of the business and affairs of each Fund: (i) to execute any and all instruments which said Attorney-in-Fact may deem necessary or advisable or which may be required to comply with the Securities Act of 1933, the Investment Company Act of 1940, the Securities Exchange Act of 1934 (together the “Acts”) and any other applicable federal securities laws, or rules, regulations or requirements of the U.S. Securities and Exchange Commission (“SEC”) or guidance of the SEC staff in respect thereof, in connection with the filing and effectiveness of the Registration Statement on Form N-1A of any registered investment company that holds any interest in such Fund (each a “Parent Fund”) regarding the registration of such Parent Fund or its shares of beneficial interest, and any and all amendments thereto, including without limitation any reports, forms or other filings required by the Acts or any other applicable federal securities laws, or rules, regulations or requirements of the SEC or guidance of the SEC staff; and (ii) to execute any and all federal, state or foreign regulatory or other required filings, including all applications with regulatory authorities, charter or organizational documents and any amendments or supplements thereto, to be executed by, on behalf of, or for the benefit of, each Fund. The undersigned hereby grants to each Attorney-in-Fact full power and authority to do and perform each and every act and thing contemplated above, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifies and confirms all that said Attorneys-in-Fact, individually or collectively, may lawfully do or cause to be done by virtue hereof.

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This Power of Attorney shall not be revoked by any subsequent power of attorney I may execute unless such subsequent power of attorney specifically refers to this Power of Attorney or specifically states that the instrument is intended to revoke all prior general powers of attorney or all prior powers of attorney (and unless otherwise required by a provision of law that cannot be waived). This Power of Attorney shall terminate automatically with respect to a Fund if the undersigned ceases to hold the above-referenced office of the Fund.

Dated: May 11, 2016

/s/ Amy K. Johnson
Amy K. Johnson